UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2005

TOLLGRADE COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	000-27312	25-1537134
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

493 Nixon Road
Cheswick, Pennsylvania 15024
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (412) 820-1400

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     This Form 8-K/A amends the Current Report on Form 8-K filed on January 21, 2005 by Tollgrade Communications, Inc. (the “Company”), which reported that effective January 18, 2005, the Company’s Board of Directors appointed Mark B. Peterson as the Chief Executive Officer of the Company and as a director of the Company to fill a vacancy on the Board of Directors. At the time of such filing, Mr. Peterson’s compensation package and the other terms of his continuing employment with the Company were incomplete.

     Effective May 31, 2005, the Company entered into an Agreement with Mr. Peterson relating to his continuing employment with the Company. The Agreement has an initial term that expires on December 31, 2007. The term will be automatically extended for successive additional terms of one year, unless terminated by either the Company or Mr. Peterson. The Company may at any time terminate Mr. Peterson’s employment for “cause for termination” (as defined in the Agreement) after giving Mr. Peterson 15 days to correct the act or acts constituting cause for termination, and Mr. Peterson may terminate his employment with the Company at any time for “good reason for termination” (as defined in the Agreement) after giving the Company 15 days to correct the conditions constituting good reason for termination.

     The Agreement provides for an annual base salary retroactive to January 17, 2005 of $315,000, with such increases or decreases from time to time as the Compensation Committee of the Company’s Board of Directors may determine, subject to mandatory annual increases based on the average percentage increase in base salary, if any, of the Company’s Executive Council, as provided for in the Agreement. Mr. Peterson also is entitled to receive annual bonuses based upon achievement of performance objectives established by the Compensation Committee pursuant to the Company’s Management Incentive Compensation Plan at the level specified for the Company’s Chief Executive Officer. While serving as Chief Executive Officer during the term of the Agreement, the Company has agreed to nominate Mr. Peterson on its management slate of Board of Director candidates and to recommend to the Company’s shareholders that Mr. Peterson be elected to the Board.

     The Agreement provides for certain severance payments upon termination of Mr. Peterson’s employment. Such payments vary depending upon the circumstances of termination.

     If the Agreement is permitted to expire by its own terms after the giving of required notice by either party, then Mr. Peterson will be entitled to receive the annual bonus discussed above, if any, for the last year of his employment. If Mr. Peterson’s employment is terminated because of his death or his “disability” or “retirement” (each as defined in the Agreement), Mr. Peterson or his estate will be entitled to receive a pro rata portion, based upon the number of months of Mr. Peterson’s employment during the year of termination, of any annual bonus program or agreement in effect for the year of termination based upon the then projected achievement of performance objectives for such year.

     If, during the term of the Agreement and within six months prior to a “change-in-control” (as defined in the Agreement) or three years after a change-in-control, Mr. Peterson’s employment is terminated for any reason (excluding termination by the Company for cause, termination by reason of Mr. Peterson’s death, disability or retirement, or termination by Mr. Peterson for other than good reason for termination), Mr. Peterson is entitled to receive a severance payment of three times the sum of:

(i) the greater of (a) his annual base salary in effect when the termination occurs (provided that in the case of termination for good reason by Mr. Peterson, the date immediately preceding the date of the event which gave rise to the termination for good reason shall be used instead of the date of termination) or (b) his annual base salary in effect when the change-in-control occurred, plus

(ii) the greater of (a) his average annual cash bonus or incentive award for the two calendar years prior to the date of termination (provided that in the case of termination for good reason by Mr. Peterson, the date immediately preceding the date of the event which gave rise to the termination for good reason shall be used instead of the date of termination) or (b) his average annual cash bonus or incentive award for the two calendar years prior to the date of the change-in-control.

In addition, Mr. Peterson shall be entitled to receive payment of reasonable executive placement agency fees for a period not to exceed two years and the continuation of certain medical, pension and other benefits for a three-year period.

     If, during the term of the Agreement, Mr. Peterson’s employment is terminated for any reason other than under the change-in-control scenario or any of the other scenarios discussed above, Mr. Peterson will be entitled to receive two times the sum of:

     (i) his annual base salary in effect on the date of termination, plus

     (ii) his average annual bonus for the two years prior to the termination date.

However, if a change-in-control occurs within six months following the date of termination, Mr. Peterson will be entitled to the amounts discussed above relating to a termination in connection with a change-in-control reduced by the amounts paid to Mr. Peterson pursuant to the foregoing provision. In addition, Mr. Peterson shall be entitled to receive payment of reasonable executive placement agency fees for a period not to exceed two years.

     The receipt of any severance payments under the Agreement are subject to Mr. Peterson and the Company signing and not revoking a separation and mutual release of claims agreement.

     Under the Agreement, Mr. Peterson has agreed to resign from all positions that he holds with the Company or its subsidiaries, including, without limitation, his position as a member of the Board of Directors, immediately following the termination of his employment for any reason, if the Board of Directors so requests.

     If any payment or payments due Mr. Peterson pursuant to the Agreement result in an excise tax being imposed on Mr. Peterson pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), or any successor federal taxing provision to such Section 4999 (“Excise Tax”), the Company will also be obligated to pay to Mr. Peterson at the time that each subject payment(s) is made an amount (a “Gross-Up Payment”) such that after payment by Mr. Peterson of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes and Excise Tax imposed upon the Gross-Up Payment, Mr. Peterson retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the subject payment under the Agreement. Furthermore, the parties intend that the Agreement be construed and applied in a manner that will conform its provisions with the requirements for avoidance of additional federal income tax pursuant to Section 409A of the Internal Revenue Code, to the extent that such section applies to the payments provided thereunder. Accordingly, the parties have agreed that the provisions of the Agreement will be interpreted consistent with the preceding sentence, and the Board of Directors and Mr. Peterson may modify the Agreement by mutual agreement, retroactively or otherwise, to the extent deemed advisable to prevent the application of Section 409A of the Internal Revenue Code.

     Mr. Peterson has agreed to maintain the confidentiality of certain information concerning the Company and to refrain during the term of the Agreement and for a period of two years thereafter from (i) directly or indirectly engaging in certain activities that may be competitive with the Company’s operations, (ii) directly or indirectly soliciting, inducing, or attempting to solicit or induce, any employee of the Company to leave the Company for any reason whatsoever or hire any employee of the Company, and (iii) soliciting the trade of, or trade with a customer, prospective customer, supplier or prospective supplier of the Company. The non-competition and non-solicitation provisions, however, shall not be effective if the Company either (a) defaults in any of its post-termination payment obligations to Mr. Peterson or (ii) the Company elects not to renew the Agreement at the end of its then term for reasons other than for cause for termination.

     The foregoing summary of the Agreement is qualified in its entirety by reference to the full terms and conditions of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(c)   Exhibits

Exhibit No.	Description of Exhibit
10.1	Agreement dated as of May 31, 2005 by and between Tollgrade Communications, Inc. and Mark B. Peterson.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLLGRADE COMMUNICATIONS, INC.
Dated: June 2, 2005	By:	/s/ Sara M. Antol
Sara M. Antol
General Counsel and Secretary

Exhibit Index

Exhibit No.	Description of Exhibit
10.1	Agreement dated as of May 31, 2005 by and between Tollgrade Communications, Inc. and Mark B. Peterson.